SCHEDULE 14A
                               (Rule 14a-101)
                  INFORMATION REQUIRED IN PROXY STATEMENT
                          SCHEDULE 14A INFORMATION
        Proxy Statement Pursuant to Section 14(a) of the Securities
                            Exchange Act of 1934

Filed by the Registrant  |X|
Filed by a Party other than the Registrant  |_|

Check appropriate box:
 Preliminary Proxy Statement
                                        |_|    Confidential, for Use of the
                                               Commission Only (as permitted by
                                               Rule 14a-6(e)(2))
|_|  Definitive Proxy Statement
|_|  Definitive Additional Materials
|X|  Soliciting Material under Rule 14a-12

                                  TRW INC.
--------------------------------------------------------------------------------
              (Name of Registrant as Specified in Its Charter)

                               Not Applicable
--------------------------------------------------------------------------------
  (Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of filing fee (Check the appropriate box):
|X| No fee required.
|_| Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
    (1) Title of each class of securities to which transaction applies:

    (2) Aggregate number of securities to which transaction applies:

    (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

    (4) Proposed maximum aggregate value of transaction:

    (5) Total fee paid:

|_| Fee paid previously with preliminary materials:

|_| Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

    (1) Amount Previously Paid:

    (2) Form, Schedule or Registration Statement No.:

    (3) Filing Party:

    (4) Date Filed:

                                    IMPORTANT NOTICE

TRW Special Meeting of Shareholders                     Voting Securities
        Meeting Date: April 22, 2002                   Common --- 872649 10 8
        Record Date: March 28, 2002       Serial Preference Stock-Series 1 --- 872649 50 4
                                              Serial Preference Stock-Series 3 --- 872649 60 3

To All Banks & Brokers:

TRW Inc. ("TRW") will be holding a Special Meeting of Shareholders for the sole purpose of considering whether the acquisition (the "Control Share Acquisition") of shares of TRW capital stock by Northrop Grumman Corporation ("Northrop") pursuant to Northrop's Exchange Offer should be authorized. Under the Second Majority Approval required pursuant to the Ohio Control Share Acquisition Act, certain shares - so-called "interested shares" - may not be considered in the tabulation of the Acquisition proposal.

"Interested Shares" include shares purchased by you (for your own account) or by your clients which meet the following requirements:

o Shares held by any officer of TRW elected or appointed by TRW's Board of Directors or any employee of TRW who is a director of TRW; or

o Shares purchased between February 22, 2002 and March 28, 2002, the "Record Date" for the upcoming special meeting (such period, the "Restricted Period"), if the aggregate consideration paid for such shares purchased during the Restricted Period exceeds $250,000.

Your clients will be required to sign and complete a Certification of Eligibility on the Proxy Card which will be sent to you shortly. TRW shares represented by a Proxy Card without a completed and signed Certification of Eligibility will be presumed to be Interested Shares and will not be eligible to vote in connection with the Second Majority Approval described in the Proxy Statement. All holders of TRW capital stock on the Record Date are eligible to vote in connection with the First Majority Approval described in the Proxy Statement.

You are requested to maintain separate records of all "Interested Shares" purchased by you or your clients during the Restricted Period.

If you use ADP to process your clients' proxy materials, please report your record date positions to ADP for Interested Shares separately from non-interested shares. If you do not use ADP, please maintain separate accounts internally and vote them separately on an additional master proxy card marked "Interested Shares".

If you have any questions regarding the foregoing, please contact Georgeson Shareholder Communications Inc. at (212) 440-9800.

Thank you in advance for your cooperation.

                                         Sincerely,

                                         Georgeson Shareholder Communications


The directors and certain executive officers of TRW may be deemed to be participants in the solicitation of proxies from shareholders of TRW in connection with TRW's special meeting of shareholders under the Ohio Control Share Acquisition Law. Information concerning such participants is contained in TRW's definitive proxy statement relating to TRW's 2002 Annual Meeting filed with the Securities and Exchange Commission (the "SEC") on March 4, 2002 on Schedule 14A.

SHAREHOLDERS OF TRW ARE ADVISED TO READ TRW'S PROXY STATEMENT FOR THE PROPOSED SPECIAL MEETING IN CONNECTION WITH THE SOLICITATION OF PROXIES FROM TRW SHAREHOLDERS WHEN IT BECOMES AVAILABLE, BECAUSE IT WILL CONTAIN IMPORTANT INFORMATION. Shareholders of TRW and other interested parties may obtain, free of charge, copies of TRW's proxy statement, and any other documents filed by TRW with the SEC, at the SEC's Internet web site at www.sec.gov. Each of these documents may also be obtained free of charge by calling investor relations at TRW at (216) 291-7506.